EXHIBIT 99.1

Innovation Pharmaceuticals Receives Data from Public Health Research Institute Showing Brilacidin Inhibits SARS-CoV-2 (COVID-19) in a Human Cell Line

•	Brilacidin showed a dose-dependent inhibitory response in a human kidney cell line expressing hACE2

•	Data supports Brilacidin’s potential to prevent SARS-CoV-2 binding to the hACE2 receptor, the method by which the novel coronavirus gains entry in human cells

WAKEFIELD, MA – May 26, 2020 (GLOBE NEWSWIRE) Innovation Pharmaceuticals (OTCQB:IPIX) (“the Company”), a clinical stage biopharmaceutical company, reports today receiving data from a leading Public Health Research Institute (PHRI) showing Brilacidin inhibits SARS-CoV-2, the novel coronavirus responsible for COVID-19, in a human cell line. Brilacidin, in comparison to vehicle control, exhibited an inhibitory effect on SARS-CoV-2 in a dose-dependent manner—an average 29 percent inhibition at 0.1ug/ml (the lowest concentration) to an 85 percent inhibition at 100ug/ml (the highest concentration).

The Brilacidin anti-SARS-CoV-2 research being conducted at the PHRI is separate from research being performed at a U.S. Regional Biocontainment Laboratory (RBL), both with BSL-3 testing capabilities.

“This human cell line data is highly significant, with exciting implications,” commented Leo Ehrlich, Chief Executive Officer at Innovation Pharmaceuticals. “We now have preliminary in vitro data from two separate independent laboratories that, cumulatively, support Brilacidin’s ability to act directly on the novel coronavirus, as a virucidal agent, and prevent viral binding to host cells. Across the coming weeks, we anticipate sharing additional anti-SARS-CoV-2 data from both research institutions as we work towards initiating a clinical study of Brilacidin for the treatment of COVID-19.”

For the experiment, the SARS-CoV-2 spike pseudotyped luciferase virus was incubated with Brilacidin at different concentrations—from a low of 0.1ug/ml to a high of 100ug/ml—for 1 hour before being added to HEK/293T cells (a human kidney cell line) expressing hACE2 for 2 hours. Then, the infected cells were cultured in media for 3 days before cells were lysed, with the inhibitory effect measured as a function of luciferase activity. Multiple measurements were taken to determine an average efficacy.

The primary investigator characterized the results as promising, especially given inhibitory effects in this particular human cell line are difficult to achieve based on the PHRI’s experience testing other defensins. The researcher also theorizes Brilacidin’s inhibitory effect may be partially due to the drug’s ability to prevent viral entry by blocking the SARS-CoV-2 Spike 1 (S1) Receptor-Binding Domain (RBD) from interacting with the Angiotensin-Converting Enzyme-2 (ACE2) receptor, the method by which the novel coronavirus gains entry into human cells. Additional anti-SARS-CoV-2 testing in human cell lines is underway at both the PHRI and the RBL to further elucidate Brilacidin’s antiviral properties.

Related, the article below highlights how defensins/peptides and their synthetic mimics, like Brilacidin, might be able to block the uptake of the novel coronavirus into host cells via the ACE2 receptor given their unique molecular properties. The article further points out that SARS-CoV-2 might be losing the battle in the intestines, in contrast to the lungs, due to defensins (present naturally) exerting a protective effect.

•	“Blocking Coronavirus 19 Infection via the SARS-CoV-2 Spike Protein: Initial Steps.” CS Med. Chem. Lett. 2020. Published online May 18, 2020.
https://pubs.acs.org/doi/10.1021/acsmedchemlett.0c00233 (pdf)

For researchers and institutions interested in collaborating on Brilacidin for COVID-19, please send inquiries to: covid19@ipharminc.com

1

Brilacidin and COVID-19

Brilacidin is one of the few drugs targeting COVID-19 that has been tested in Phase 2 human trials for other clinical indications, providing an established safety and efficacy profile, thereby potentially enabling it to rapidly help address the worldwide coronavirus crisis. Laboratory testing conducted at a U.S.-based Regional Biocontainment Laboratory (RBL), and at a Public Health Research Institute (PHRI), supports Brilacidin’s antiviral activity in directly inhibiting SARS-CoV-2 in cellular assays, with a molecular screening study of 11,552 compounds also supporting the drug as a promising novel coronavirus treatment. Additional pre-clinical and clinical data support Brilacidin’s potential to inhibit the production of IL-6, IL-1β, TNF-α and other pro-inflammatory cytokines and chemokines (MCP-1), which have been identified as central drivers in the worsening prognoses of COVID-19 patients. Brilacidin’s antimicrobial properties might also help to fight secondary bacterial infections, which can co-present in up to 20 percent of COVID-19 patients. These data collectively support Brilacidin as a particularly promising and unique (3 in 1 combination: antiviral, immune/anti-inflammatory, and antimicrobial) anti-COVID-19 therapeutic candidate.

Alerts

Sign-up for Innovation Pharmaceuticals email alerts is available at:

http://www.ipharminc.com/email-alerts/

About Innovation Pharmaceuticals

Innovation Pharmaceuticals Inc. (IPIX) is a clinical stage biopharmaceutical company developing a world-class portfolio of innovative therapies addressing multiple areas of unmet medical need, including inflammatory diseases, cancer, infectious disease, and dermatologic diseases. Brilacidin, a versatile compound with broad therapeutic potential, is in a new chemical class called defensin-mimetics. A Phase 2 trial of Brilacidin as an oral rinse for the prevention of Severe Oral Mucositis (SOM) in patients with Head and Neck Cancer, met its primary and secondary endpoints, including reducing the incidence of SOM. The Company plans to advance Brilacidin oral rinse into Phase 3 development, subject to available financial resources. Positive results were also observed in a Phase 2 Proof-of-Concept trial treating patients locally with Brilacidin for Ulcerative Proctitis/Ulcerative Proctosigmoiditis (UP/UPS). Brilacidin for UP/UPS was licensed to Alfasigma S.p.A. in July 2019. A Phase 2b trial of Brilacidin showed a single intravenous dose of the drug delivered comparable outcomes to a seven-day dosing regimen of the FDA-approved blockbuster daptomycin in treating Acute Bacterial Skin and Skin Structure Infection. Kevetrin is a novel anti-cancer drug shown to modulate p53, often referred to as the “Guardian Angel Gene” due to its crucial role in controlling cell mutations and has successfully completed a Phase 2 trial in Ovarian Cancer. More information is available on the Company website at www.IPharmInc.com.

Forward-Looking Statements: This press release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 including statements concerning the future execution of a definitive agreement with a global pharmaceutical company and the anticipated terms thereof, our future drug development plans, other statements regarding future product developments, and markets, including with respect to specific indications, and any other statements which are other than statements of historical fact. These statements involve risks, uncertainties and assumptions that could cause the Company’s actual results and experience to differ materially from anticipated results and expectations expressed in these forward-looking statements. The Company has in some cases identified forward-looking statements by using words such as “anticipates,” “believes,” “hopes,” “estimates,” “looks,” “expects,” “plans,” “intends,” “goal,” “potential,” “may,” “suggest,” and similar expressions. Among other factors that could cause actual results to differ materially from those expressed in forward-looking statements are the Company’s need for, and the availability of, substantial capital in the future to fund its operations and research and development; including the amount and timing of the sale of shares of common stock under securities purchase agreements; the fact that the Company’s licensee(s) may not successfully complete pre-clinical or clinical testing and the Company will not receive milestone payments, or the fact that the Company’s compounds may not successfully complete pre-clinical or clinical testing, or be granted regulatory approval to be sold and marketed in the United States or elsewhere. A more complete description of these risk factors is included in the Company’s filings with the Securities and Exchange Commission. You should not place undue reliance on any forward-looking statements. The Company undertakes no obligation to release publicly the results of any revisions to any such forward-looking statements that may be made to reflect events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events, except as required by applicable law or regulation.

INVESTOR AND MEDIA CONTACT

Innovation Pharmaceuticals Inc.

Leo Ehrlich

info@ipharminc.com

2